Exhibit 16.1


April 30, 2003


Securities and Exchange Commission
Washington, D.C. 20549

Re: Century Casinos, Inc.
    File No. 0-22290

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Century Casinos, Inc. dated April 30, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,
GRANT THORNTON KESSEL FEINSTEIN


/s/ Neil Adams
---------------------
Neil Adams
Partner